(Multicurrency—Cross Border) ISDA® International Swap Dealers Association. Inc. MASTER AGREEMENT dated as of April 26, 2021 WELLS FARGO BANK, N.A. and FARMER BROS. CO. have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions. Accordingly, the parties agree as follows:— 1. Interpretation (a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement. (b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction. (c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions. 2. Obligations (a) General Conditions. (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement. (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement. (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement. Copyright ©1992 by International Swap Dealers Association, Inc.

ISDA ® 1992 2 (b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change. (c) Netting. If on any date amounts would otherwise be payable:— (i) in the same currency; and (ii) in respect of the same Transaction, by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount. The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries. (d) Deduction or Withholding for Tax. (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:— (1) promptly notify the other party (“Y”) of such requirement; (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y; (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:— (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

ISDA ® 1992 3 (ii) Liability. If:— (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4); (2) X does not so deduct or withhold; and (3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then sati sfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)). (e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement. 3. Representations Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: (a) Basic Representations. (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing; (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance; (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets; (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

ISDA ® 1992 4 (b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party. (c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document. (d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect. (e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true. (f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true. 4. Agreements Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: (a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation; (ii) any other documents specified in the Schedule or any Confirmation; and (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction o r withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable. (b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future. (c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party. (d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure. (e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

ISDA ® 1992 5 organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party. 5. Events of Default and Termination Events (a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:— (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party; (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party; (iii) Credit Support Default. (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed; (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document; (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated; (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf); (vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

ISDA ® 1992 6 described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collective ly) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period); (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:— (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:— (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement. (b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event i s specified in (ii) below or a Tax Event upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

ISDA ® 1992 7 Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:— (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):— (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction; (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B)); (iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii); (iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or (v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation). (c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

ISDA ® 1992 8 6. Early Termination (a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non -defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8). (b) Right to Terminate Following Termination Event. (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require. (ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist. If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after notice is given under Section 6(b)(i). Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed. (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid tha t Termination Event. (iv) Right to Terminate. If:— (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

ISDA ® 1992 9 continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions. (c) Effect of Designation. (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing. (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount if any, payable in respect of an Early Termination Date shall be determined pursuant to S ection 6(e). (d) Calculations. (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation. (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount i s paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. (e) Payments on Early Termination. If an Early Termination Date occurs. the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set -off. (i) Events of Default. If the Early Termination Date results from an Event of Default:— (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement. (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

ISDA ® 1992 10 Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party. (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party. (ii) Termination Events. If the Early Termination Date results from a Termination Event:— (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions. (2) Two Affected Parties. If there are two Affected Parties:— (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”). If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y. (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii). (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

ISDA ® 1992 11 7. Transfer Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:— (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e). Any purported transfer that is not in compliance with this Section will be void. 8. Contractual Currency (a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into this Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess. (b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency. (c ) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement. (d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

ISDA ® 1992 12 9. Miscellaneous (a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings wit h respect thereto. (b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system. (c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transacti on. (d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law. (e) Counterparts and Confirmations. (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original. (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation. (f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege. (g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement. 10. Offices; Multibranch Parties (a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into. (b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party. (c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction wi ll be specified in the relevant Confirmation. 11. Expenses A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other par ty by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

ISDA ® 1992 13 to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection. 12. Notices (a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:— (i) if in writing and delivered in person or by courier, on the date it is delivered; (ii) if sent by telex, on the date the recipient's answerback is received; (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine); (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or (v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt, as app licable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day. (b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it. 13. Governing Law and Jurisdiction (a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule. (b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:— (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Ac t 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction. (c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

ISDA ® 1992 14 reason any party's Process Agent is unable to act as such, such par ty will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law. (d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings. 14. Definitions As used in this Agreement:— “Additional Termination Event” has the meaning specified in Section 5(b). “Affected Party” has the meaning specified in Section 5(b). “Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions. “Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any enti ty directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person. “Applicable Rate” means:— (a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate; (b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate; (c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and (d) in all other cases, the Termination Rate. “Burdened Party” has the meaning specified in Section 5(b). “Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into. “consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent. “Credit Event Upon Merger” has the meaning specified in Section 5(b). “Credit Support Document” means any agreement or instrument that is specified as such in this Agreement. “Credit Support Provider” has the meaning specified in the Schedule. “Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

ISDA ® 1992 15 “Defaulting Party” has the meaning specified in Section 6(a). “Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv). “Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule. “Illegality” has the meaning specified in Section 5(b). “Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document). “law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly. “Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction. “Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets. “Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market -makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any paym ent or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

ISDA ® 1992 16 been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market -maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined. “Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount. “Non-defaulting Party” has the meaning specified in Section 6(a). “Office” means a branch or office of a party, which may be such party's head or home office. “Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default. “Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city. “Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made. “Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction. “Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer. “Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:— (a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and (b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result. “Specified Entity” has the meaning specified in the Schedule.

ISDA ® 1992 17 “Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money. “Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation. “Stamp Tax” means any stamp, registration, documentation or similar tax. “Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing auth ority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax. “Tax Event” has the meaning specified in Section 5(b). “Tax Event Upon Merger” has the meaning specified in Section 5(b). “Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date). “Termination Currency” has the meaning specified in the Schedule. “Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Curren cy determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties. “Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event. “Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts. “Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

Kim V. Farr Authorized Signatory 4/26/2021

4842-4172-0804 v.2 SCHEDULE to the 1992 ISDA MASTER AGREEMENT dated as of April 26, 2021 between WELLS FARGO BANK, N.A. (“Party A”) and FARMER BROS. CO. (“Party B”) Part 1. Termination Provisions (a) “Specified Entity” means, with respect to Party A and Party B for all purposes of this Agreement, none specified. (b) “Specified Transaction” has its meaning as defined in Section 14. (c) “Cross Default” applies to both parties, subject to the Cross Default Proviso below. “Specified Indebtedness” has the meaning set forth in Section 14 (excluding indebtedness in respect of bank deposits received in the ordinary course of business). “Threshold Amount” means, (i) with respect to Party A, an amount (including its equivalent in another currency) equal to 3% of its Shareholders Equity, and (ii) with respect to Party B, an amount (including its equivalent in another currency) equal to $10,000,000. “Shareholders Equity” means an amount equal to Party A’s total assets minus its total liabilities, as reflected on Party A’s fourth quarter Call Report filed with the FDIC as of Party A’s most recent calendar year. Cross Default Proviso. For purposes of Section 5(a)(vi), (x) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi), and (y) an Event of Default shall not occur with respect to a party under Section 5(a)(vi) when the failure to pay or deliver, or the default, event of default or other similar condition or event, as the case may be, arises (i) out of a wire transfer problem or an operational or administrative error or omission (so long as the required funds or property required to make that payment or delivery were otherwise available to that party), or (ii) from the general unavailability of the relevant currency due to exchange controls or other similar governmental action, but in either case only if the payment or delivery is made within three Local Business Days after the problem has been corrected, the error or omission has been discovered or the currency becomes generally available. (d) “Credit Event Upon Merger” applies to both parties. (e) “Automatic Early Termination” does not apply to either party. (f) Payments on Early Termination. Except as otherwise provided herein, “Market Quotation” and the “Second Method” apply. In the case of any Terminated Transaction that is, or is subject to, any unexercised option, the words “economic equivalent of any payment or delivery” appearing in the definition of “Market Quotation” shall be construed to take into account the economic equivalent of the option. (g) “Termination Currency” means U.S. Dollars.

4842-4172-0804 v.2 2 (h) Additional Termination Event applies to Party B. “Additional Termination Event” means, with respect to Party B (which will be the Affected Party), the occurrence of any of the following events: (i) The Credit Agreement ceases to be in full force and effect or any commitment by Party A to lend or otherwise extend credit thereunder shall terminate; Party B ceases to have any obligations to Party A under the Credit Agreement (or under any promissory note or other evidence of indebtedness issued in connection therewith), whether as the result of the repayment, discharge or satisfaction of such obligations, the sale or transfer to a third party of Party A’s rights or interests in the Credit Agreement (or any promissory note or other evidence of indebtedness issued in connection therewith), or otherwise; or either Party A or Party B ceases to be a party to the Credit Agreement. (ii) (A) Party B’s obligations to Party A under this Agreement fail at any time to be secured by the collateral which secures the loans under the Credit Agreement from time to time (“Collateral”) on a pari passu and pro rata basis with the principal of such loans (being the most senior class of loans if there is more than one class); or (B) any notice or consent is given or any action is taken that (I) would cause the Collateral, or the security interest in or lien on the Collateral, to be released, realized upon, liquidated, sold, transferred, conveyed or otherwise disposed of, or (II) would adversely alter or impair any of Party A’s rights, interests or benefits in or pertaining to the Collateral under the Credit Agreement, any Collateral Document or any other document executed in connection therewith in any material respect; in each case, other than in connection with any release of collateral permitted or contemplated under the Credit Agreement, any assignment by Party A or any refinancing, amendment or restatement of the Credit Agreement or replacement with a new credit agreement in respect of which Party A or any Affiliate of Party A is a party, or if Party A otherwise provides its written consent to an event that would otherwise constitute an Additional Termination Event or to any refinancing, amendment or restatement that effects or would result in any such event. For the avoidance of doubt, the failure of any Guarantor (as defined in the Credit Agreement) to be an “Eligible Contract Participant” (as defined in the Commodity Exchange Act, as amended, and the applicable rules issued by the Commodity Futures Trading Commission) at the time its guaranty becomes effective with respect to a Transaction shall not give rise to an Additional Termination Event under this Part 1(h). “Credit Agreement” means that certain Credit Agreement to be executed on or about April 26, 2021 by and among Farmer Bros. Co., as Parent and as a Borrower, the other Borrowers party thereto, Wells Fargo Bank, National Association, as Agent, the Lenders party thereto (and their successors and assigns), as the same may be amended, supplemented, restated, renewed, extended, replaced or otherwise modified from time to time. “Collateral Document” means the Guaranty and Security Agreement, and Party B hereby irrevocably agrees and consents to the disclosure by Party A of information relating to this Agreement, any Transactions or any related credit support arrangements to each other Credit Support Provider, to any party to the Credit Agreement, any such Collateral Document or any other Credit Support Document, to any secured party or beneficiary thereof, and (solely to the extent reasonably required in connection with the Transactions or the transactions contemplated under the Credit Agreement, and subject to obtaining reasonable and customary confidentiality undertakings in respect thereof from such parties) to their respective agents, advisors and third party providers, and to communicate with each of them in connection therewith. (i) Bankruptcy. Section 5(a)(vii) of this Agreement is hereby amended by (i) replacing each occurrence of the words “30 days” with the words “60 days”, (ii) deleting subclauses (1), (5) and (6) thereof and (iii) deleting the words “becomes insolvent or” in subclause (2) thereof.

4842-4172-0804 v.2 3 Part 2. Tax Representations (a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, each party makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, a party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position. (b) Payee Tax Representations. For the purpose of Section 3(f) of this Agreement: (i) Party A makes the following representation(s): (A) It is a national banking association organized or formed under the laws of the United States and is a United States person for United States federal income tax purposes. (B) Party A makes no other Payee Tax Representations. (ii) Party B makes the following representation(s): (A) It is organized or formed under the laws of a state within the United States, and it is (or, if Party B is disregarded for United States federal income tax purposes, its beneficial owner is) a United States person for United States federal income tax purposes. (B) Party B makes no other Payee Tax Representations. Part 3. Documents (a) Tax Forms. (i) Delivery of Tax Forms. For the purpose of Section 4(a)(i), and without limiting Section 4(a)(iii), each party agrees to duly complete, execute and deliver to the other party the tax forms specified below with respect to it (A) before the first Payment Date under this Agreement, (B) promptly upon reasonable demand by the other party and (C) promptly upon learning that any such form previously provided by the party has become obsolete or incorrect. (ii) Tax Forms to be Delivered by Party A: None specified. (iii) Tax forms to be Delivered by Party B: A correct, complete and duly executed U.S. Internal Revenue Service Form W-9 (or successor thereto) that eliminates U.S. federal backup withholding tax on payments to Party B under this

4842-4172-0804 v.2 4 Agreement. (b) Delivery of Documents. When it delivers this Agreement, each party shall also deliver its closing documents to the other party in form and substance reasonably satisfactory to the other party. Party Documents to be delivered by such party Delivery due date Covered by §3(d) Party B A duly executed incumbency certificate of Party B certifying the name, true signature and authority of each person authorized to execute this Agreement (including Confirmations). Upon execution of this Agreement, and for any Confirmation, promptly upon request. Yes Party B A certified copy of the resolutions or unanimous consent of Party B’s board of directors authorizing the execution, delivery and performance of this Agreement (including Confirmations) Upon execution of this Agreement. Yes (c) Financial Statements. Party B agrees to furnish Party A hereunder with a copy of the financial statements required to be delivered under the Credit Agreement as and when they are required to be delivered. Notwithstanding the foregoing, Party B shall be deemed to have satisfied its obligations to deliver such financial statements within the relevant time periods if such financial statements are publicly available during such time periods on Party B’s internet home page or on the Securities and Exchange Commission’s EDGAR system, or if substantially similar financial statements are delivered or made available to the Administrative Agent (as defined in the Credit Agreement) under and in accordance with the Credit Agreement. Part 4. Miscellaneous (a) Addresses for Notices. (i) To Party A. For purposes of Section 12(a) of this Agreement, all notices or communications to Party A shall, with respect to any particular Transaction, be sent or delivered to the address specified by Party A in the relevant Confirmation (or if not so specified, as specified by Party A in writing for that Transaction or type of Transaction, or if not so specified, then to its address specified below), and otherwise with respect to this Agreement, as specified below, provided that any notice under Section 5 or 6 of this Agreement shall be sent or delivered to Party A at the address specified below as required by Section 12(a). Wells Fargo Bank, N.A. 45 Fremont Street 30th Floor MAC A0194-300 San Francisco, CA 94105 Facsimile No.: (877) 564-8524 Attention: Derivatives Documentation Manager (ii) To Party B. For purposes of Section 12(a) of this Agreement, all notices or communications to Party B shall, with respect to any particular Transaction, be sent or delivered to the address specified by Party B in the relevant Confirmation (or if not so specified, as specified by Party B in writing for that Transaction or type of Transaction, or if not so specified, then to its address specified below), and otherwise with respect to this Agreement, as specified below, provided that any notice under Section 5 or 6 of this Agreement shall be sent or delivered to Party B at its address specified below as required by Section 12(a).

4842-4172-0804 v.2 5 FARMER BROS. CO. 20333 South Normandie Avenue Torrance, CA 90502 Attention: Jeffrey Wahba Phone: 310-787-5241 Email: jwahba@farmerbros.com (b) Process Agent. For the purpose of Section 13(c) of this Agreement, neither party appoints a Process Agent hereunder. (c) Offices. Section 10(a) applies. (d) Multibranch Party. (i) Party A is a Multibranch Party and may act through its San Francisco or Charlotte Office or its London Branch, as specified in the relevant Confirmation. If any Confirmation for a Transaction is sent or executed by Party A without specifying its Office, it will be presumed that Party A’s Office for that Transaction is its San Francisco Office, absent notice to the contrary from Party A. (ii) Party B is not a Multibranch Party. (e) “Calculation Agent” means Party A, unless an Event of Default has occurred and is continuing with respect to Party A, in which case, upon the request of Party B, the Calculation Agent will be a mutually acceptable Leading Independent Dealer (“Replacement Calculation Agent”). If the parties cannot agree on a Replacement Calculation Agent, then each party shall, by the close of business on the New York Business Day following Party B’s initial request, select a Leading Independent Dealer, which in turn shall select a third Leading Independent Dealer to be the Replacement Calculation Agent. In the event that only one party selects a Leading Independent Dealer, such Leading Independent Dealer shall act as the Replacement Calculation Agent. The reasonable costs of employing the Replacement Calculation Agent shall be borne equally by both parties. “Leading Independent Dealer” means a leading swap dealer in the relevant market that is independent of either party and its Affiliates. (f) “Credit Support Document” means, with respect to Party B, the Guaranty and Security Agreement as defined in the Credit Agreement, provided that (i) a release of collateral that is specifically permitted or contemplated by the Credit Agreement or consented to by Required Lenders or other necessary parties under the Credit Agreement, (ii) any assignmement by Party A or any refinancing, amendment or restatement of the Credit Agreement or replacement with a new credit agreement in respect of which Party A or any affiliate is a party, or (iii) any such event or any refinancing, amendment or restatement that effects or would result in any such event to which Party A has provided its written consent, shall not constitute an Event of Default under Section 5(a)(iii)(2) of the Agreement. (g) “Credit Support Provider” means, with respect to Party B, each Guarantor as defined in the Credit Agreement; provided that no person providing a guaranty of the performance or obligations of Party B (each such person, a “Guarantor”) shall be deemed to be a guarantor of Party B’s performance or obligations under this Agreement or in connection with any Transaction (a “Swap Obligation”) if such Guarantor is not an “Eligible Contract Participant” as defined in § 1(a)(18) of the Commodity Exchange Act and the applicable rules issued by the Commodity Futures Trading Commission and/or the Securities and Exchange Commission (collectively, and as now or hereafter in effect, the “ECP Rules”) at the time such guaranty became effective with respect to such Swap Obligation and to the extent that the providing of such guaranty by such Guarantor would violate the ECP Rules..

4842-4172-0804 v.2 6 (h) Governing Law and Jurisdiction. To the extent not otherwise preempted by U.S. Federal law, this Agreement and all matters arising out of or relating to this Agreement will be governed by and construed in accordance with the law of the State of New York (without giving effect to any provision of New York law that would cause another jurisdiction’s laws to be applied). Section 13(b) of the Agreement is hereby amended by deleting the word “non-exclusive” appearing in subparagraph (i) thereof and substituting therefor the word “exclusive”, provided that nothing in Section 13(b) shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction. (i) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING IN CONNECTION WITH THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT TO WHICH IT IS A PARTY, OR ANY TRANSACTION. If any existing or future agreement, document, transaction or facility to which either party or an affiliate is a party provides for arbitration to apply to other agreements, documents, transactions or facilities between the relevant parties or their affiliates, or to any dispute arising out of or relating to any such other agreement, document, transaction or facility, then it is hereby agreed that such provision for arbitration shall not apply to, or to any dispute arising out of or relating to, this Agreement or any Transaction, notwithstanding anything to the contrary contained in any such existing or future agreement, document, transaction or facility. (j) Netting of Payments. Section 2(c) will apply in respect of all Transactions from the date of this Agreement, provided that Section 2(c)(ii) of the Agreement will not apply with respect to each of the following groups of Transactions, in respect of which multiple transaction payment netting will apply for payments due on that date solely among transactions in each such group. (i) Rate Swap Transactions, Cross Currency Rate Swap Transactions or Forward Rate Transactions entered into by the parties; (ii) Rate Cap Transactions; Rate Floor Transactions and Rate Collar Transactions entered into by the parties; (iii) FX Transactions entered into by the parties; (iv) Currency Option Transactions entered into by the parties; (v) Commodity Option Transactions entered into by the parties (on a Commodity by Commodity basis to the extent operationally feasible); and (vi) Commodity Transactions other than Option Transactions (on a Commodity by Commodity basis to the extent operationally feasible). The starting date for the election commences upon entering the first Transaction under the Agreement with respect to either of the above groups of Transactions. (k) “Affiliate” has its meaning as defined in Section 14. (l) Financial Statements. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period: “or, in the case of financial statements, a fair presentation of the financial condition of the relevant party”. (m) Conditions Precedent. (i) The condition precedent in Section 2(a)(iii)(1) of this Agreement does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all its payment or delivery obligations under Section 2(a)(i) of this Agreement and shall at the relevant time have no future payment or delivery obligations, whether absolute or contingent, under Section 2(a)(i) of this Agreement.

4842-4172-0804 v.2 7 (ii) Section 2 is hereby amended by the addition of the following new subsection 2(a)(iv): “If an Event of Default has occurred and is continuing in relation to a party (“X”), then the condition precedent specified in Section 2(a)(iii)(1) will cease to be a condition precedent to each obligation of the other party (“Y”) under Section 2(a)(i) on the first Local Business Day following the date falling ninety (90) calendar days after the first date on which Y does not make a payment or delivery otherwise due from it (after the application of Section 2(c)) in reliance on the condition precedent in Section 2(a)(iii)(1) following written notice by X of the occurrence of the relevant Event of Default if Y has not designated an Early Termination Date with respect to such Event of Default. Notwithstanding the foregoing, in no event shall the obligations of Y under Section 2(a)(i) be subject to the condition precedent that no Potential Event of Default relating to Section 5(a)(ii) with respect to X has occurred and is continuing.” Part 5. Other Provisions (a) 2006 ISDA Definitions. This Agreement and each Transaction are subject to the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (the “2006 ISDA Definitions”) and will be governed by the provisions of the 2006 ISDA Definitions. The provisions of the 2006 ISDA Definitions are incorporated by reference in, and shall form part of, this Agreement and each Confirmation. Any reference to a “Swap Transaction” in the 2006 ISDA Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement or any Confirmation, and any reference to a “Transaction” in this Agreement or any Confirmation is deemed to be a reference to a “Swap Transaction” for purposes of the 2006 ISDA Definitions. The provisions of this Agreement (exclusive of the 2006 ISDA Definitions) shall prevail in the event of any conflict between such provisions and the 2006 ISDA Definitions. (b) Scope of Agreement. Any Specified Transaction now existing or hereafter entered into between the parties (whether or not evidenced by a Confirmation) shall constitute a “Transaction” under this Agreement and shall be subject to, governed by, and construed in accordance with the terms of this Agreement, unless the confirming document(s) exchanged or otherwise effective between the parties for that transaction expressly provide(s) otherwise. For any Transaction entered into but not yet evidenced by a Confirmation, such Transaction shall be subject to the terms of this Agreement, including Section 2(a)(i) as though the reference to “Confirmation” therein were to “Transaction”. (c) Additional Representations. In addition to the representations under Section 3, the following representations will apply: (i) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Relevant Agreement that: (1) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Relevant Agreement and as to whether the Relevant Agreement is appropriate or proper for it based solely upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party or any of its affiliates (or its respective representatives) as investment advice or as a recommendation to enter into the Relevant Agreement, it being understood that information and explanations related to the terms and conditions of any Relevant Agreement will not be considered investment advice or a recommendation to enter into the Relevant Agreement. No communication (written or oral) received from the other party or any of its affiliates (or its respective representatives) will be deemed to be an assurance or guarantee as to the expected results of the Relevant Agreement. (2) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms,

4842-4172-0804 v.2 8 conditions and risks of the Relevant Agreement based solely upon its own evaluation of the Relevant Agreement (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) or that of its own advisers. It is also capable of assuming, and assumes, the risks of the Relevant Agreement. It also understands that the terms under which any Transaction may be terminated early are set forth in this Agreement (or in the relevant Confirmation), and any early termination of a Transaction other than pursuant to such terms is subject to mutual agreement of the parties confirmed in writing, the terms of which may require one party to pay an early termination fee to the other party based upon market conditions prevailing at the time of early termination. (3) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Relevant Agreement, and any agency, brokerage, advisory or fiduciary services that the other party (or any of its affiliates) may otherwise provide to the party (or to any of its affiliates) excludes the Relevant Agreement. “Relevant Agreement” means this Agreement, each Transaction, each Confirmation, any Credit Support Document, or any agreement (including any amendment, modification, transfer or early termination) between the parties relating to this Agreement or to any Transaction, Confirmation or Credit Support Document. (ii) Eligibility. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that it is an “eligible contract participant” within the meaning of the Commodity Exchange Act. For the avoidance of doubt, notwithstanding anything to the contrary in any guarantee, credit agreement, loan agreement, security agreement or otherwise, the parties hereby expressly agree that any guaranty or other credit support provided by any Credit Support Provider of Party B shall exclude any “Excluded Swap Obligations” as defined in the Credit Agreement. (iii) ERISA. Each party represents to the other party at all times hereunder that it is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), subject to Title I of ERISA or Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the Code but is subject to another law materially similar to Title I of ERISA or Section 4975 of the Code (each of which, an “ERISA Plan”), (ii) a person or entity acting on behalf of an ERISA Plan, or (iii) a person or entity the assets of which constitute assets of an ERISA Plan. (d) Set-Off. Any amount (“Early Termination Amount”) payable to one party (“Payee”) by the other party (“Payer”) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where either a Termination Event under Section 5(b)(iv) or any other Termination Event in which all outstanding Transactions are Affected Transactions has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by means of set off against any amount(s) (“Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer or to any Affiliate of the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer (or between the Payee and any Affiliate of the Payer) or instrument(s) or undertaking(s) issued or executed by the Payee to, or in the favor of, the Payer or any Affiliate of the Payer (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set- off effected under this paragraph. For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to

4842-4172-0804 v.2 9 purchase the relevant amount of such currency. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the relevant currency. Nothing in this paragraph shall be effective to create a charge or other security interest. This paragraph shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise). (e) Escrow. If payments denominated in different currencies are due hereunder by both parties on the same day and a party has reasonable cause to believe that the other party will not meet its payment obligation, then as reasonable assurance of performance the party may notify the other party that payments on that date are to be made in escrow. In this case, deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with any escrow agent selected by the party giving the notice from among major commercial banks independent of either party (and its affiliates), accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on the same date, to return the payment deposited to the party that paid in escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall make arrangements to provide that the intended recipient of the amount due to be deposited first shall be entitled to interest on the deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient’s failure to make the escrow deposit it is required to make hereunder in a timely fashion. (f) Change of Account. Any account designated by a party pursuant to Section 2(b) shall be in the same legal and tax jurisdiction as the original account. (g) Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties or any of their Affiliates in connection with this Agreement or any Transaction or potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and those of its Affiliates and (iii) agrees, to the extent permitted by applicable law, that such recordings may be submitted in evidence in any Proceedings. (h) Confirmation Procedures. Each confirming document, acknowledgment or other evidence intended by the parties to be effective for the purpose of confirming or evidencing a Transaction, whether created by delivery or exchange of written terms that match, or by making available written terms in a manner that permits the recipient to review and/or accept the terms, or by delivery to an agent or service provider, or via electronic messaging system, electronic communication network, or web-based platform that confirms the matching of such terms, shall constitute a “Confirmation” as referred to in this Agreement, provided that both parties agree in writing or by their course of conduct to use such method with respect to Transactions or certain types of Transactions. Confirmations for Transactions are due under Rule 23.501 of the Commodity Futures Trading Commission (“CFTC”) within the applicable time frame specified in such rule, to the extent applicable. (i) Foreign Account Tax Compliance Act. The following provision shall apply in respect of this Agreement (including the Schedule hereto, any Credit Support Annex and each Transaction that has been or will be entered into hereunder) and shall survive the termination of any Transaction or Confirmation:

4842-4172-0804 v.2 10 “Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Part 2(a) of this Schedule (Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a "FATCA Withholding Tax"). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.” (j) ISDA Dodd Frank Protocols. (i) ISDA August 2012 DF Protocol. If both parties have adhered to the ISDA August 2012 DF Protocol Agreement (“August Protocol Agreement”) and have delivered “Matched Questionnaires” (as defined therein), then this Agreement shall be deemed to be a “Matched PCA” under the August Protocol Agreement. (ii) ISDA March 2013 DF Protocol. If both parties hereto have adhered to the ISDA March 2013 DF Protocol Agreement (“March Protocol Agreement”) and have delivered “Matched Questionnaires” (as defined therein), then this Agreement shall be deemed to be a “Matched PCA” under the March Protocol Agreement. (iii) Certain Swap Trading Relationship Documentation Terms. CFTC Regulation 23.504 requires that Party A include in “swap trading relationship documentation” certain statements and notice provisions regarding (i) Party A’s status (and, if applicable, Party B’s status) as an “insured depository institution,” “financial company” or “covered financial company”, and (ii) the effect of clearing swaps on a derivatives clearing organization. Such statements and notice provisions are contained in Sections 2.5, 2.12 and 2.13 of March 2013 DF Schedule 2 of the ISDA March 2013 DF Supplement and in certain statements contained in Matched Questionnaires delivered between the parties as to whether a party is an insured depository institution or a financial company, which statements and notice provisions are incorporated herein by reference. (k) ISDA 2018 U.S. Resolution Stay Protocol. If, prior to the date of this Agreement, both parties hereto have adhered to the ISDA 2018 U.S. Resolution Stay Protocol, as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. QFC Protocol”), the terms of the ISDA U.S. QFC Protocol shall be incorporated into and form a part of this Agreement. For purposes of incorporating the ISDA U.S. QFC Protocol, each party shall be deemed to have the same status as “Regulated Entity” and/or Adhering Party (as such terms are defined therein) applicable to it under the ISDA U.S. QFC Protocol and this Agreement shall be deemed to be a “Protocol Covered Agreement” (as defined therein). (l) Amendment and Restatement. The Master Agreement (including the Schedule and any amendments thereto) between the parties dated as of November 19, 2012 (the “Prior Agreement”) is hereby amended and restated in its entirety in the form of this Agreement (including this Schedule). Any transaction (however described or defined) existing under the Prior Agreement shall be a Transaction governed by this Agreement, and any confirmation (however described or defined) under the Prior Agreement for any such transaction shall be a Confirmation under this Agreement. This Agreement is not intended to constitute a novation or termination of the obligations under the Prior Agreement and any security interests created pursuant to the Prior Agreement are intended to continue and to secure the obligations under this Agreement.

4842-4172-0804 v.2 11 Part 6. Additional Terms for FX Transactions and Currency Options (a) ISDA FX and Currency Option Definitions. The 1998 FX and Currency Option Definitions published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and The Foreign Exchange Committee (the “FX Definitions”) are hereby incorporated by reference in, and shall form part of, this Agreement and each Confirmation relating to any “Currency Option Transaction” or “FX Transaction” as defined in the FX Definitions, except as otherwise specifically provided herein or in the relevant Confirmation. (b) Inconsistency. In the event of any inconsistency between any of the following documents with respect to an FX Transaction or Currency Option Transaction, the relevant document first listed shall prevail: (i) a Confirmation, (ii) Part 6 of this Schedule, (iii) the remainder of this Schedule, (iv) the printed form of ISDA Master Agreement, (v) the FX Definitions, and (vi) the 2006 ISDA Definitions. (c) Notice of Exercise. Section 3.5(g) of the FX Definitions is hereby amended by deleting “facsimile,” in the third line thereof. (d) Netting of FX and Currency Option Payments. If the parties mutually agree that Section 2(c)(ii) of this Agreement will not apply with respect to FX Transactions and/or Currency Option Transactions, then payment netting will apply separately for each of the following groups of Transactions: (i) FX Transactions (including FX Transactions resulting from the exercise of Currency Option Transactions), (ii) Currency Option Transactions, and (iii) Premiums payable under Currency Option Transactions (in each case as such terms are defined in the FX Definitions), unless otherwise specified in the relevant Confirmation. [SIGNATURE PAGE FOLLOWS THIS PAGE]

Kim V. Farr Authorized Signatory